Exhibit 99.1

Envirotech Vehicles Appoints Theodore Thordarson Chief Operating Officer

Corona, CA / ACCESSWIRE/ March 22, 2021 / ADOMANI, Inc. (OTCQB: ADOM), DBA Envirotech Vehicles, a provider of new purpose-built electric vehicles, announces the appointment of Theodore (Ted) Thordarson as its Chief Operating Officer effective as of March 1, 2021. Mr. Thordarson was also appointed as a director of the company upon the closing of its previously announced merger with Envirotech Drive Systems, Inc. on March 16, 2021. In connection with the appointment of Mr. Thordarson as Chief Operating Officer, Richard A. Eckert, ADOMANI’s former Chief Operating Officer, transitioned to the role of Executive Vice President.

“With the recent closing of our merger with Envirotech Drive Systems, Inc., Envirotech Vehicles is building strong momentum in the commercial electric vehicle space.  Ted is a seasoned executive with broad operational experience and a proven track record.  We’re pleased to add him to our senior team to oversee our anticipated growth and manage our expected ramp-up across the country and we’re confident that Ted’s leadership capabilities and energy will be an asset as we seek to build long-term value for our stockholders,” stated Phillip Oldridge, Envirotech Vehicles’ Chief Executive Officer.

Mr. Thordarson, a veteran real estate and corporate executive with expertise in planning, operations, sales and financial management, brings extensive experience as a developer, manager, and sales executive. Previously, he served as President of TJ Thordarson Ltd., where he will continue to serve as a board member. Mr. Thordarson was formerly a board member of Thormun Developments, Inc. and Total Projects Corp., whose business activities include land development, residential/commercial contracting and commercial real estate holdings.  Mr Thordarson has also been actively involved in sourcing, building and managing various investments in Canada and the U.S. throughout his career. Mr. Thordarson is a graduate of British Columbia Technical Institute’s School of Business.

About Envirotech Vehicles

ADOMANI, Inc. (DBA Envirotech Vehicles) is a provider of purpose-built zero-emission electric vehicles focused on reducing the total cost of vehicle ownership and helping fleet operators unlock the benefits of green technology.  We serve commercial and last-mile fleets, school districts, public and private transportation service companies and colleges and universities to meet the increasing demand for heavy duty electic vehicles.  Our vehicles address the challenges of traditional fuel price cost instability and local, state and federal environmental regulatory compliance. For more information visit www.ADOMANIelectric.com.

Cautionary Statement Regarding Forward-Looking Statements

Statements made in this press release that relate to future plans, events, financial results, prospects or performance are forward-looking statements. While they are based on the current expectations and beliefs of management, such forward-looking statements are subject to a number of risks, uncertainties, assumptions and other factors that could cause actual results to differ materially from the expectations expressed in this press release, including the risks and uncertainties disclosed in reports filed by ADOMANI, Inc. (DBA Envirotech Vehicles) with the Securities and Exchange Commission, all of which are available online at www.sec.gov. All statements, other than statements of historical fact, are statements

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Exhibit 99.1

that could be deemed forward-looking statements, including statements containing the words “planned,” “expected,” “believes,” “strategy,” “opportunity,” “anticipated,” “outlook,” “designed” and similar words. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as required by law, Envirotech Vehicles undertakes no obligation to update or revise any forward-looking statements to reflect new information, changed circumstances or unanticipated events.

Investor Relations Contacts:

Envirotech Vehicles

Michael K. Menerey, Chief Financial Officer

Telephone: (951) 407-9860 ext. 1205

Email: mike.m@ADOMANIelectric.com

IMS Investor Relations

John Nesbett/Jennifer Belodeau

Telephone: (203) 972-9200

Email: jnesbett@imsinvestorrelations.com

SOURCE: ADOMANI, Inc. (DBA Envirotech Vehicles)

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